                                                                   Exhibit 3.01

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                       BUILDING ONE SERVICES CORPORATION



     BUILDING ONE SERVICES CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware does hereby certify as follows:

     1. The name of the corporation is Building One Services Corporation. The name of the corporation was initially Consolidation Capital Corporation and the date of filing of its Certificate of Incorporation with the Secretary of State was September 15, 1997, as amended on September 16, 1998.

     2. This Amended and Restated Certificate of Incorporation restates, integrates, and further amends the Certificate of Incorporation of this corporation to read in its entirety as follows:



                                  ARTICLE ONE
                                     NAME

     The name of the Corporation is Building One Services Corporation (the "Corporation").


                                  ARTICLE TWO
                               REGISTERED OFFICE

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, and the name of the registered agent at such address is The Corporation Trust Company.


                                 ARTICLE THREE
                                   PURPOSES

     The nature of the business or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and by such statement all lawful acts and activities shall be within the purposes of the Corporation, except for express limitations, if any. The Corporation shall possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware, by any other law or by this Certificate, together with any powers incidental thereto as far as such powers and privileges are necessary or convenient to the conduct, promotion, or attainment of the purposes of the Corporation.

                                 ARTICLE FOUR
                 COMMON STOCK, DEBENTURES AND PREFERRED SHARES

4.1 AUTHORIZED SHARES. The total number of shares of capital stock which the Corporation shall have authority to issue is 261,000,000 shares, consisting of:

     (a) 250,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"); and

     (b) 11,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Shares").

4.2 SUBORDINATED DEBENTURES. The Corporation has issued 7 1/2% Convertible Subordinated Pay in Kind Debentures Due 2012 (the "Debentures").

4.3 DESIGNATIONS, PREFERENCES, ETC. OF THE COMMON STOCK , THE DEBENTURES AND THE PREFERRED SHARES. The designations, preferences, powers, qualifications and special or relative rights and privileges of the Common Stock, the Debentures, and the Preferred Shares are as follows:

         (a) DIVIDENDS. (1) When, as, and if dividends are declared by the Corporation's Board of Directors, whether payable in cash, property or securities of the Corporation, the holders of shares of Common Stock shall be entitled to share equally in and to receive such dividends, in accordance with the number of shares of Common Stock held by each such holder.

                  (ii) Dividends payable under this Paragraph 4.3(a) shall be paid to the holders of record of shares of the outstanding Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend.

                  (iii) Notwithstanding anything contained herein to the contrary, no dividends on shares of Common Stock shall be declared by the Corporation's Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment, or setting apart is prohibited by applicable law.

         (b) LIQUIDATION RIGHTS. Upon any voluntary or involuntary liquidation, dissolution, or winding-up of the affairs of the Corporation, the holders of shares of Common Stock shall be entitled to share ratably, in accordance with the number of shares of Common Stock held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of shares of Common Stock, whether such assets are capital, surplus or earnings. For the purposes of this Paragraph 4.3(b), neither the consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive capital stock and/or other securities (including debt securities) of the acquiring or merged corporation (or of the direct or indirect parent corporation of the acquiring or merged corporation), nor the sale, lease, or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation as those terms are used in this Paragraph 4.3(b).

         (c) VOTING RIGHTS. All rights to vote and all voting power shall be vested in the holders of shares of Common Stock and the holders of the Debentures. In accordance with Section 221 of the General Corporation Law of the State of Delaware, each Debenture shall entitle the holder thereof to notice of and to vote, in person or by proxy, at any special or annual meeting of stockholders, on all matters submitted to holders of shares of Common Stock and any other series or class of voting stock voting together as a single class with all other shares entitled to vote thereon. With respect to any such vote,
(i) each Debenture shall entitle the holder thereof to cast that number of whole votes (and fractions thereof) per $1,000 outstanding principal amount as is equal to the number of votes that such holder would be entitled to cast had such holder converted its Debentures into shares of Common Stock as of the record date for determining the stockholders of the Corporation eligible to vote on any such matters and (ii) each holder of shares of Common Stock shall be entitled to one vote for each share held by such holder.

         (d) NO PREEMPTIVE OR SUBSCRIPTION RIGHTS. Except as agreed to and set forth in any agreement between the Corporation and a holder of shares of Common Stock, no holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

     In addition, the Debentures shall have such powers, preferences, rights, terms and privileges as are set forth in the Indenture dated as of April 30, 1999 between the Corporation and United States Trust Company of New York, as trustee, as such Indenture may be amended, supplemented or restated from time to time.

     (e) AUTHORITY TO CREATE SERIES OF PREFERRED SHARES. The Board of Directors of the Corporation is hereby expressly granted authority, to the full extent now or hereafter permitted herein and by the laws of the State of Delaware, at any time or from time to time, by resolution or resolutions, to create one or more series of the Preferred Shares, to fix the authorized number of shares of any series (which number of shares may vary as between series and be changed from time to time by like action), and to fix the terms of such series, including but not limited to, the following:

         (i) the designation of such series, which may be by distinguishing number, letter, or title;

         (ii) the rate or rates at which shares of such series shall be entitled to receive dividends, the periods in respect of which dividends are payable, the conditions upon, and times of payment of, such dividends, the relationship and preference, if any, of such dividends to dividends payable on any other class or classes or any other series of stock, whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall accumulate, and the other terms and conditions applicable to dividends upon shares of such series;

         (iii) the rights of the holders of the shares of such series in case the Corporation be liquidated, dissolved, or wound up (which may vary depending upon the time, manner, or voluntary or involuntary nature or other circumstances of such liquidation, dissolution, or winding up) and the relationship and preference, if any, of such rights to rights of holders of shares of stock of any other class or classes or any other series of stock;

         (iv) the right, if any, to redeem shares of such series at the option of the Corporation, including any limitation of such right, and the amount or amounts to be payable in respect of the shares of such series in case of such redemption, and the manner, effect, and other terms and conditions of any such redemption thereof;

         (v) the obligation, if any, of the Corporation to purchase, redeem, or retire shares of such series and/or to maintain a fund for such purpose, and the amount or amounts to be payable from time to time for such purpose or into such fund, or the number of shares to be purchased, redeemed or retired, the per share purchase price or prices, and the other terms and conditions of any such obligation or obligations;

         (vi) the voting rights, if any, full, special, or limited, to be given the shares of such series, including without limiting the generality of the foregoing, the right, if any, as a series or in conjunction with other series or classes, to elect one or more members of the Board of Directors either generally or at certain times or under certain circumstances, and restrictions, if any, on particular corporate acts without a specified vote or consent of holders of such shares (such as, among others, restrictions on modifying the terms of such series or of the Preferred Shares, restricting the permissible terms of other series or the permissible variations between series of the Preferred Shares, authorizing or issuing additional shares of the Preferred Shares, creating debt, or creating any class of stock ranking prior to or on a parity with the Preferred Shares or any series thereof as to dividends, or assets remaining for distribution to the stockholders in the event of the liquidation, dissolution, or winding up of the Corporation);

         (vii) the right, if any, to exchange or convert the shares of such series into shares of any other series of the Preferred Shares or into shares of any other class of stock of the Corporation, and the rate or basis, time, manner, terms, and conditions of exchange or conversion or the method by which the same shall be determined; and

         (viii) the other special rights, if any, and the qualifications, limitations, or restrictions thereof, of the shares of such series.

     The Board of Directors shall fix the terms of each such series by resolution or resolutions adopted at any time prior to the issuance of the shares thereof, and the terms of each such series may, subject only to restrictions, if any, imposed by this Amended and Restated Certificate of Incorporation or by applicable law, vary from the terms of other series to the extent determined by the Board of Directors from time to time and provided in the resolution or resolutions fixing the terms of the respective series of the Preferred Shares.

     Shares of any series of the Preferred Shares, whether provided for herein or by resolution or resolutions of the Board of Directors, which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, or which have been purchased or otherwise acquired by the Corporation, shall have the status of authorized and unissued shares of the Preferred Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of the Preferred Shares to be created by resolution or resolutions of the Board of Directors or as part of any other series of the Preferred Shares, all subject to the conditions or restrictions on issuance set forth herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of the Preferred Shares.

                                 ARTICLE FIVE
                         MANAGEMENT OF THE CORPORATION

     The following provisions relate to the management of the business and the conduct of the affairs of the Corporation and are inserted for the purpose of creating, defining, limiting, and regulating the powers of the Corporation and its directors and stockholders:

         (a) The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors;

         (b) The number of directors shall be as provided in the Corporation's Bylaws;

         (c) The holders of the Debentures, voting as a separate class, shall be entitled to elect three (3) directors to the Board of Directors of the Corporation (or if the Board of Directors of the Corporation shall consist of more than 10 persons, no less than 30% of the total number of directors on the Board);

         (d) In any election of directors by the holders of the Debentures pursuant to paragraph (c) of ARTICLE FIVE, the Corporation shall take all actions necessary to effectuate the terms and provisions of such paragraph. The special and exclusive voting rights of the holders of the Debentures, voting separately as one class, contained in paragraph (c) of ARTICLE FIVE may be exercised either at a special meeting of the holders of the Debentures called as provided below, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. The directors to be elected pursuant to paragraph (c) of ARTICLE FIVE shall serve for terms extending from the date of their election and qualification until their successors shall have been elected and qualified;

         (e) If at any time any directorship to be filled by the holders of the Debentures pursuant to paragraph (c) of ARTICLE FIVE has been vacant for a period of 10 days, the Secretary of the Corporation shall, upon the written request of any holder of Debentures, call a special meeting of the holders of the Debentures for the purpose of electing a director or directors to fill such vacancy or vacancies. Such meeting shall be held at the earliest practicable date, and at such place, as is specified in or determined in accordance with the Bylaws of the Corporation. If such meeting shall not be called by the Secretary of the Corporation within 10 days after personal service of such written request on him or her, then any holder of Debentures may designate in writing one of their members to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders and shall be held at such place as specified in such notice;

         (f) At any meeting held for the purpose of electing directors as provided in paragraph (c) of ARTICLE FIVE, the presence, in person or by proxy, of the holders of record of Debentures representing at least a majority of the voting power of the Debentures then outstanding (such voting power determined in accordance with Section 4.3(c) of ARTICLE FOUR) shall be required to constitute a quorum of the Debentures for such election. A vacancy in the directorships to be elected by the holders of the Debentures pursuant to paragraph (c) of ARTICLE FIVE may be filled only by vote or written consent in lieu of a meeting of the holders of a majority of the voting power of the Debentures;

         (g) If a Trigger Event (as such term is defined in the Investors' Rights Agreement, dated as of March 22, 1999, as amended as of April 6, 1999, by and among the Corporation and certain of its investors as such agreement may be amended, supplemented or restated from time to time) shall occur, the holders of the Debentures, voting as a separate class, shall be entitled to elect a majority of the Board of Directors of the Corporation and the Corporation shall take all actions necessary or desirable to effectuate the terms and provisions of this paragraph (g) of ARTICLE FIVE, including, without limitation, increasing the size of the Board of Directors of the Corporation;

         (h) The Board of Directors shall have the power to make, alter, amend, or repeal the Bylaws of the Corporation, except to the extent that the Bylaws otherwise provide;

         (i) All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by this Amended and Restated Certificate of Incorporation, or by the Bylaws) shall be vested in and exercised by the Board of Directors; and

         (j) The stockholders and directors shall have the power, if the Bylaws so provide, to hold their respective meetings within or without the State of Delaware and may (except as otherwise required by statute) keep the Corporation's books outside the State of Delaware, at such places as from time to time may be designated by the Bylaws or the Board of Directors.



                                  ARTICLE SIX
                                  AMENDMENTS

     The Corporation reserves the right to amend or repeal any provisions contained in this Amended and Restated Certificate of Incorporation from the time and at any time in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation and by the laws of the State of Delaware, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that without the prior consent of holders of a majority of the outstanding principal amount of the Debentures, the Corporation may not amend or repeal any provisions of this Amended and Restated Certificate of Incorporation, whether by merger, consolidation, combination, reclassification or otherwise, in any manner adverse to the holders of the Debentures.



                                 ARTICLE SEVEN
                                INDEMNIFICATION

     The Corporation shall, to the extent required, and may, to the extent permitted, by Section 145 of the General Corporation Law of Delaware, as the same may be amended from time to time, indemnify and reimburse all directors and officers whom it may indemnify and reimburse pursuant thereto.



                                 ARTICLE EIGHT
                     LIMITATION OF LIABILITY OF DIRECTORS

     A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that nothing contained in this ARTICLE EIGHT shall eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The provisions of this ARTICLE EIGHT shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this ARTICLE EIGHT.



                                 ARTICLE NINE
                        WRITTEN CONSENT OF STOCKHOLDERS

     Except as otherwise provided in this Amended and Restated Certificate of Incorporation, no action required or permitted to be taken at any annual or special meeting of both the stockholders of the Corporation and the holders of the Debentures may be taken without a meeting except by the unanimous written consent of both the stockholders and the holders of the Debentures entitled to vote thereon.


     This Amended and Restated Certificate was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Building One Services Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Joseph M. Ivey, its President and Chief Executive Officer, and attested by F. Traynor Beck, its Secretary, this 8th day of July, 1999.



                           BUILDING ONE SERVICES CORPORATION



                           By: /s/ Joseph M. Ivey
                               -----------------------------------------------
                           Joseph M. Ivey, President & Chief Executive Officer



ATTEST:



   /s/ F. Traynor Beck
-------------------------------
F. Traynor Beck, Secretary